IBM 1Q25 Earnings Prepared Remarks 1 Introduction Thank you. I’d like to welcome you to IBM’s first quarter 2025 earnings presentation. I’m Olympia McNerney, and I’m here today with Arvind Krishna, IBM’s Chairman, President and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue and signings growth are at constant currency. We’ve provided reconciliation charts for these and other non-GAAP financial measures at the end of the presentation, which is posted to our investor website. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings. So with that, I’ll turn the call over to Arvind. Exhibit 99.1

IBM 1Q25 Earnings Prepared Remarks 2 CEO Perspective Thank you for joining us today. We’re off to a strong start in 2025, exceeding our expectations for the quarter, driven by solid revenue growth, profitability and cash flow generation. While sentiment and the operating environment have been rapidly shifting, our performance reflects the continued success of our focused strategy around hybrid cloud and AI—especially where clients are looking for cost savings, productivity gains, and trusted partners to help them move fast and scale. Those needs remain front and center in today’s market. Before going deeper into our results, let me start by saying that we appreciate the administration’s focus on economic growth and rational regulation which will strengthen the US competitive position. We believe this will result in long term value creation and make it easier for technology to contribute to economic growth. I’m going to now talk about our results for the quarter and then address the macro and how we are positioning within these conditions. Our performance this quarter reflects the flywheel for growth we discussed at our Investor Day. It all starts with client trust with a 100+ year history of delivering mission critical solutions and navigating different operating environments. Trust is complemented by the flexible solutions we offer in hybrid cloud and AI, the innovation value we provide, our domain expertise to help clients digitally transform and scale AI, and our partner ecosystem to broaden our reach and impact. We saw these play out in the first quarter. Our growth was led by Software, up 9%, with strength across Red Hat, Automation, Data and Transaction Processing. Our early leadership in generative AI and the Consulting Advantage platform, using digital assets to deliver client value, have positioned us well in today’s

IBM 1Q25 Earnings Prepared Remarks 3 evolving market. In Infrastructure, z16 is our most successful program in history, highlighting customer adoption and the value proposition of the mainframe. In generative AI, we continue to see strong traction. Our book of business is now over $6 billion inception-to-date, up over $1 billion in the quarter. Approximately one-fifth of this book of business comes from Software, and the remaining four-fifths is Consulting. This is similar to last quarter. The AI portfolio we have built is designed to give clients a comprehensive set of tools to deploy AI within their enterprise. In Software, the ability to deploy our AI assistants and agents, as well as AI middleware, in a hybrid environment, leveraging multi-model capabilities is resonating with clients. AI agents will accelerate the ability of many enterprises to turn the promise of generative AI into real value. Consulting is helping clients design and deploy AI strategies and use cases. We also continue to see our Infrastructure segment play a larger role as clients bring AI to their data. Our clients will see these solutions at length at our client conference, Think, in early May in Boston. We remain focused on accelerating innovation speed and impact. Earlier this month, we announced the upcoming launch of z17, which delivers enhanced AI acceleration through multi-model AI capabilities, new security features to protect data, and tools that leverage AI for improving system usability. z17’s value proposition particularly resonated with clients given significantly lower power requirements, higher capacity growth and increased performance over z16. In quantum, we’re proud to partner with the Basque Government to deploy Europe’s first IBM Quantum System Two in Spain—a milestone in global quantum leadership. M&A also remains a key enabler of our strategy. This quarter, we closed the acquisitions of HashiCorp and AST. HashiCorp brings leading

IBM 1Q25 Earnings Prepared Remarks 4 automation and security tools that integrate with our hybrid cloud strategy—and we’re excited about the synergy opportunities ahead. Let me now touch on the macro environment. Technology remains a key competitive advantage allowing businesses to drive cost efficiencies, productivity, and preserve their balance sheets. In the near term, uncertainty may cause clients to pause and take a wait and see approach. However, the value of hybrid cloud, automation, data sovereignty and on- prem solutions becomes even more critical in volatile windows. Recent conversations that I’ve had with clients reflect this view of the current environment. These conversations vary by industry, business and geography. For example, our containerization and virtualization pipeline continues to grow, with clients focused not only on near-term costs but also longer-term savings driven by our modernization capabilities. There are also areas of our business where volatility acts as a catalyst for demand, driving increased capacity requirements - particularly across our mainframe environments. This played out over the last couple of weeks amongst our financial services clients. However, for clients with a more direct impact from current policy, the slowdown may be more pronounced. Consulting is also more susceptible to discretionary pullbacks and DOGE related initiatives. While no one is immune to uncertainty, we enter this environment from a position of relative strength and resiliency. Our clients run the world’s most essential processes. Our diversity across businesses, geographies, industries, and large enterprise clients position us well to navigate the current climate. We have an experienced team that is focused on areas we can control around our supply chain, accelerating our productivity initiatives and maintaining the strength of our balance sheet.

IBM 1Q25 Earnings Prepared Remarks 5 With this backdrop, let me touch on our outlook. For the last several years, we have been strengthening our portfolio and building on our track record of execution, and our outperformance this quarter was another proof point. While it is still very early in the second quarter, we have not seen a material change in client buying behavior. With the caveat that the macro situation is fluid, based on what we know today, we are maintaining our full year guidance for accelerating revenue growth to 5% plus and about $13.5 billion of free cash flow. And over the longer term, I am confident in our ability to deliver on our Model presented at Investor Day for sustainable higher revenue growth and strong free cash flow. With that, I’ll turn it over to Jim to walk through the financials. Jim—over to you.

IBM 1Q25 Earnings Prepared Remarks 6 Financial Highlights Thanks Arvind. In the first quarter, we delivered $14.5 billion in revenue, $3.4 billion of Adjusted EBITDA, $1.7 billion of operating pre-tax income and operating earnings per share of $1.60. And we generated two billion dollars of free cash flow, our highest first quarter free cash flow in many years. Our revenue growth, scale and accelerating productivity drove 240 basis points of Adjusted EBITDA margin expansion and 12% Adjusted EBITDA growth. We exceeded our expectations on revenue, profitability, Adjusted EBITDA and earnings per share. Our revenue for the quarter was up 2% at constant currency. As we discussed at our Investor Day, our mix shift towards Software is driving growth. We saw this play out in the quarter with Software up 9%, driven by growth of 15% in Automation, 13% in Red Hat, 7% in Data, and 2% in Transaction Processing. This performance reflects demand for our focused portfolio that provides end-to-end hybrid cloud and AI capabilities. Red Hat delivered another strong quarter, driven by bookings growth in the high teens. And OpenShift is now at $1.5 billion ARR, growing about 25%. About six points of our growth in Software was organic, with contribution from our generative AI products like our AI assistants and agents and watsonx platform. We also benefitted from our high-value, recurring revenue base, which comprises about 80% of our annual Software revenue. Software’s annual recurring revenue grew to $21.7 billion, up 11% since last year. Consulting revenue was flat and a sequential growth improvement quarter to quarter with solid backlog growth of mid-single digits. Strategy and Technology revenue declined 1% and Intelligent Operations revenue was flat for the quarter. While we are seeing clients delay decision-making, especially in discretionary projects which impacted our in-period signings,

IBM 1Q25 Earnings Prepared Remarks 7 we had good growth in transformational offerings like hybrid cloud and data as well as application management and cloud platform engineering services. We also continue to build our Consulting generative AI book of business which is now over $5 billion inception-to-date. Infrastructure revenue declined 4%. Hybrid Infrastructure was down 7% driven by IBM Z, down 14%, as we wrapped up the twelfth and final quarter of the z16 program, which delivered strong performance in both revenue and capacity. Distributed Infrastructure revenue was down 4% with product cycle dynamics impacting Power while Storage delivered another quarter of double-digit growth as our latest innovations continue to address the rising data demands of our clients. Now turning to profitability. In the current environment, we are focused on taking action to control things we can, to protect supply chain, margin and free cash flow. IBM has been driving a productivity mindset for many years and this quarter’s margin performance reflects that intentional discipline and the flexibility of our operating model. During the quarter, operating leverage and yield from accelerated productivity initiatives drove expansion of operating gross profit margin of 190 basis points, Adjusted EBITDA margin of 240 basis points and operating pre-tax margin of 50 basis points. Excluding year-over-year divestiture dynamics, and net year- to-year workforce rebalancing, operating pre-tax margin was up 180 basis points, ahead of our expectations and well above our model. We delivered very strong segment profit margin expansion in Software and Consulting of over 370 basis points and 280 basis points, respectively, while Infrastructure was down about 150 basis points, reflecting product cycle dynamics and continued investments in innovation. Let me give you some more color on our productivity initiatives. As discussed at our Investor Day, we remain laser focused on accelerating

IBM 1Q25 Earnings Prepared Remarks 8 our productivity initiatives. We are transforming our enterprise operations leveraging technology and embedding AI across more than 70 workflows such as HR, IT Support, Procurement, Finance, Quote to Cash and more. We have built a best-in-class enterprise IT platform leveraging our own IBM software solutions across hybrid cloud, automation, and AI, decreased our vendor spend by more than one billion dollars by optimizing our supply chain and service delivery, and right-sized our physical infrastructure. We exited 2024 at $3.5 billion of annual run rate savings achieved, and we continue to see these efforts play out in our margin performance this quarter. These actions create a flywheel that allows us to invest back in our business – both organically and inorganically, increase our financial flexibility, and deliver margin expansion. Our ability to toggle these actions up or down, depending on the operating environment, adds significant flexibility to our financial model. The combination of our revenue scale and productivity enabled solid contribution to free cash flow generation. In the quarter, we generated two billion dollars of free cash flow, up about $100 million year over year, resulting in our highest first quarter free cash flow margin in reported history. The largest driver of this growth comes from Adjusted EBITDA, up over $350 million year-over-year. Partially offsetting this, given global trade dynamics, we proactively took actions to bolster our supply chain ahead of our z17 launch, resulting in higher inventory levels. Despite these actions, we are a couple points ahead of our three-year average attainment levels through the first quarter. Let me briefly address our supply chain dynamics. As Arvind mentioned, IBM has a long track record of operating globally and managing supply chain complexity. Over the last several years, we have strategically diversified and streamlined our supply chain. Goods imported to the U.S. represent less than 5% of our overall spend and under current U.S. tariff

IBM 1Q25 Earnings Prepared Remarks 9 policy, the impact to IBM is minimal. While we have limited direct exposure outside the United States, we are tactically evaluating alternative sources and other strategies to mitigate tariffs. We continue to maintain a strong liquidity position, solid investment grade balance sheet, and a disciplined capital allocation policy. We ended the quarter with cash of $17.6 billion, which is up $2.8 billion from the end of 2024, including spending of $7.1 billion on acquisitions, driven largely by the closing of HashiCorp. In February, we accessed the debt market raising over $8 billion at attractive terms. Our debt balance ending the quarter was over $63 billion, including $10 billion of debt for our financing business, with a receivables portfolio that is over 75% investment grade. In addition, we returned just over $1.5 billion to shareholders in the form of dividends.

IBM 1Q25 Earnings Prepared Remarks 10 Summary Now, let me talk about what we see going forward. As everyone knows, there is a level of macro uncertainty that exists and is hard to predict. That said, we are operating from a position of relative strength. The combination of our repositioned and focused portfolio, investment in innovation, and our diversity across businesses, geographies, industries, and large enterprise clients positions us to perform in a variety of macro scenarios. Our flywheel for growth begins with the incumbency and trust we have with clients from decades on the ground in over 175 countries, which is a real point of differentiation in the current environment. Our client base is diverse, operating across almost 20 industries, spanning 95% of the Fortune 500. Based on what we know today, we are maintaining our full year guidance for accelerating revenue growth of 5% plus and about $13.5 billion of free cash flow. Let me go through the drivers of these key metrics. As discussed at our Investor Day, our mix shift towards Software is a key driver of our growth acceleration. Software is now about 45% of our business, with 80% recurring revenue. As a reminder, in the first quarter, we generated $21.7 billion of ARR, growing 11%. The combination of our portfolio strength, investment in innovation and contribution from acquisitions should drive our full year performance in Software. And we continue to expect mid-teens growth for Red Hat, underpinned by six- month revenue under contract, which is growing in the mid-teens. In Consulting, we are encouraged by this quarter’s sequential growth in revenue, our solid backlog up 6% and our book of business in GenAI. But given the current environment, we are appropriately more cautious on Consulting’s contribution to IBM this year. With our new mainframe

IBM 1Q25 Earnings Prepared Remarks 11 launch, innovation across the portfolio, and capacity dynamics that could benefit our mainframe environments and storage needs, we expect Infrastructure to grow. While we feel good about the core growth drivers of our business, there are areas of our portfolio that could see greater variability in the event that the macroeconomic environment deteriorates. This includes Consulting which is more sensitive to discretionary pullbacks and DOGE related initiatives, consumption-based services in Software, including in Red Hat, and areas of Distributed Infrastructure. We continue to expect IBM’s full year operating pre-tax margin to expand by over half a point driven by productivity initiatives, revenue scale and mix, mitigated by the impact of dilution from acquisitions. And our tax rate expectation for the year remains in the mid-teens. As always, the timing of discrete items can cause the rate to vary within the year. For free cash flow, we expect to generate about $13.5 billion in 2025, driven primarily by growth in Adjusted EBITDA. The headwinds I discussed last quarter of higher cash taxes and higher capex remain the same. As I mentioned earlier, we have been accelerating our productivity initiatives to plan for various scenarios and to protect our profitability and free cash flow. As we look forward to the rest of the year, we will remain disciplined about managing our costs. The strength of our balance sheet and strong liquidity position allow us to make investments in our business for the longer term. As Arvind mentioned, while it is still early, through the first three weeks of the second quarter, we have not seen any material change in client buying behaviors. We expect revenue growth of at least 4% at constant currency, and given the increased currency volatility, a revenue range of $16.4 to

IBM 1Q25 Earnings Prepared Remarks 12 $16.75 billion. And second quarter operating pre-tax margin expansion should be consistent with the full year, with our tax rate in mid to high teens. Let me conclude by saying that we have a durable and differentiated business model that positions us well to navigate a range of economic environments. While there is uncertainty, we remain laser focused on taking actions to control what we can and executing our strategy to accelerate revenue growth and free cash flow. We believe our focused portfolio, disciplined investments in innovation, diverse set of businesses and clients, relentless focus on productivity and strong liquidity drive the durability of our performance. Arvind and I are now happy to take your questions. Olympia, let’s get started.

IBM 1Q25 Earnings Prepared Remarks 13 Closing Thank you, Jim. Before we begin the Q&A, I’d like to mention a couple of items. First, supplemental information is provided at the end of the presentation. And then second, as always, I’d ask you to refrain from multi-part questions. Operator, let’s please open it up for questions.